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                                                                    EXHIBIT 23.1

Consent of Independent Accountants

                 We consent to the use of our report incorporated herein by reference. Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" in 1995.


                                               KPMG Peat Marwick LLP
Houston, Texas
June 10, 1996                                  /s/ KPMG Peat Marwick LLP